Exhibit 5.1

March 22, 2023

Pilgrim’s Pride Corporation

1770 Promontory Circle

Greeley, Colorado 80634-9038

Re: Pilgrim’s Pride Corporation Form S-3ASR Registration Statement

Ladies and Gentlemen:

We have acted as New York counsel to (i) Pilgrim’s Pride Corporation, a Delaware corporation (the “Company”) and (ii) Pilgrim’s Pride Corporation of West Virginia, Inc., a West Virginia corporation, Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC and JFC LLC, each a Minnesota limited liability company (collectively, the “Subsidiary Guarantors” and, together with the Company, the “Companies”), in connection with the preparation and filing by the Companies with the Securities and Exchange Commission (the “Commission”) of an automatic shelf registration statement on Form S-3ASR (the “Registration Statement”) on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by PPC of (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of the Company, par value $0.01 per share, which may be convertible into or exchangeable for Common Stock or other securities of the Company (the “Preferred Stock”), (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured obligations of the Company, which may be convertible into Common Stock or other securities of the Company (the “Debt Securities”), (iv) guarantees of the debt securities by the Subsidiary Guarantors (the “Guarantees”), (v) warrants of the Company (the “Warrants”), and (vi) units of the Company consisting of one or more of the securities described in clauses (i) through (v) above (the “Units” and, collectively with the Common Stock, the Preferred Stock, the Debt Securities, the Guarantees and the Warrants, the “Securities”). The Securities that are being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Registration Statement includes a base prospectus relating to the offer and sale of the Securities (the “Base Prospectus”), which will be supplemented by one or more prospectus supplements in connection with the sale of the Securities. Each such prospectus supplement, together with the Base Prospectus, is referred to herein as a “Prospectus.”

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus or any Prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Securities.

In connection with our opinions expressed below, we have examined originals or copies certified to our satisfaction of the following documents and such other documents, certificates and other statements of government officials and corporate officers of the Companies as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(i)	the Registration Statement;

(ii)	the Base Prospectus;

(iii)

a copy of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), dated December 28, 2009, filed as Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on May 3, 2021;

(iv)	a copy of the Company’s Amended and Restated Corporate Bylaws effective as of September 3, 2017, filed as Exhibit 3.2 to the Company’s Form 8-K filed with the Commission on May 3, 2021;

(v)	a copy of the resolutions adopted by the Company’s board of directors on February 28, 2023 (the “Company’s Board”);

(vi)	copies of the written consents adopted by the sole member of each of Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC and JFC LLC on February 28, 2023 (the “Minnesota Guarantors’ Boards”);

(vii)

a copy of the resolutions adopted by the Company’s board of directors on February 28, 2023 (the “Pilgrim’s Pride Corporation of West Virginia, Inc.’s Board”, and together with the Company’s Board and the Minnesota Guarantors’ Boards, the “Boards”); and

(viii)

the form of Indenture (the “Base Indenture”), by and among the Company, the Subsidiary Guarantors and Regions Bank, as trustee (the “Trustee”), incorporated by reference as an exhibit to the Registration Statement.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Companies and of public officials and upon statements and information furnished by officers and representatives of the Companies with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Companies that we reviewed.

In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto, will comply with all applicable laws (and will remain effective and in compliance at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Boards (or an authorized committee thereof), the Certificate of Incorporation and applicable law; (iv) the Company will issue and deliver the Securities, and the Subsidiary Guarantors will issue the Guarantees, in the manner contemplated by the Registration Statement including the Prospectus, and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities, and the resolutions authorizing the Subsidiary Guarantors to issue the Guarantees, will have been adopted by the Boards (or an authorized committee thereof) and will be in full force and effect at all times when the Securities are offered or sold by the Companies; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding upon the Company and the Subsidiary Guarantors; and (vii) any Indenture, form of note under such Indenture, Warrant Agreement, form of Warrant or Unit Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company and the Subsidiary Guarantors.

With respect to any Securities consisting of Common Stock, we have further assumed that the Common Stock will be authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by the Company in accordance with applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of any series of Preferred Stock, we have further assumed that: (i) the certificate of designation, approved by appropriate corporate action, relating to the Preferred Stock establishing the designations, preferences and rights of the class or series of Preferred Stock (the “Certificate of Designation”), will have been authorized, executed and filed with the Secretary of State of the State of Delaware and (ii) the Preferred Stock will be authorized, executed, countersigned by the registrar and transfer agent therefor and delivered by the Company in accordance with the provisions of the Certificate of Designation and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) the Base Indenture has been authorized, executed and delivered by the Company, the Subsidiary Guarantors and the Trustee, (ii) the Debt Securities will be issued pursuant to the Base Indenture, (iii) all terms of the Debt Securities not provided for in the Base Indenture will have been established in accordance with the provisions thereof and reflected in appropriate documentation, including among other things a supplemental indenture, as applicable, approved by appropriate corporate action and, if applicable, executed and delivered by the Company, the Guarantor, if applicable and authenticated by the Trustee (the Base Indenture, as supplemented, the “Indenture”), (iv) the Debt Securities will be authorized, executed, authenticated, issued and delivered by the Company, the Guarantor and authenticated by the Trustee in accordance with the provisions of the applicable Indenture and applicable laws and sold as contemplated in the Registration Statement and (v) if the Debt Securities are convertible into Common Stock or Preferred Stock of the Company, (x) such Common Stock or Preferred Stock of the Company will be authorized by appropriate corporate action, (y) the Debt Securities will be presented for conversion in accordance with the terms thereof and (z) such Common Stock or Preferred Stock of the Company will be executed, countersigned by the transfer agent therefor and delivered by the Company upon such conversion, in accordance with the terms of such Debt Securities.

With respect to any Securities consisting of Guarantees, we have further assumed that the issuance of the Guarantees will be authorized, executed, issued and delivered by each Subsidiary Guarantor in accordance with the provisions of the Indenture and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of any series of Warrants, we have further assumed that: (i) the warrant agreement (if applicable), approved by appropriate corporate action, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed, authenticated, issued and delivered by the Company and the Warrant Agent in accordance with the provisions of the form of Warrant, the Warrant Agreement (if applicable) and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Units, we have further assumed that: (i) the unit agreement, approved by appropriate corporate action, relating to the Units (the “Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the unit agent (the “Unit Agent”) will have been authorized, executed and delivered by the Company and the Unit Agent and (ii) the Units and each component of the Units will be authorized, executed, authenticated, countersigned, issued, fully paid and non-assessable (to the extent applicable) and delivered by the Company and the Unit Agent in accordance with the provisions of the Unit Agreement and applicable laws and sold as contemplated in the Registration Statement and each component of the Units will constitute a valid and binding obligation of the Company, the Guarantor or any third party (to the extent applicable) as contemplated by the Registration Statement including the applicable Prospectus and the Unit Agreement.

With respect to any Securities issuable upon exercise, exchange or conversion of other Securities, in addition to the above assumptions as applicable, we have further assumed that such Securities issuable upon such exercise, exchange or conversion will be presented for exercise, exchange or conversion in accordance with the terms thereof and authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by the Company upon such exercise, exchange or conversion in accordance with the terms thereof.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.

The Common Stock (including Common Stock issuable upon exercise, exchange or conversion of other Securities), upon receipt by the Company of such lawful consideration therefor as the Company’s Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of Common Stock, par value $0.01 per share, of the Company.

2.

The Preferred Stock (including Preferred Stock issuable upon exercise, exchange or conversion of other Securities), upon receipt by the Company of such lawful consideration therefor as the Company’s Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of Preferred Stock, par value $0.01 per share, of the Company.

3.

The Debt Securities (including Debt Securities issuable upon exercise, exchange or conversion of other Securities), upon receipt by the Company of such lawful consideration therefor as the Company’s Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i)

applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

4.

The Guarantees, upon receipt by the Company and each Subsidiary Guarantor of such lawful consideration therefor as the Boards (to the extent applicable) (or an authorized committee thereof) may determine, will constitute valid and binding obligations of each Subsidiary Guarantor under the laws of the State of New York, enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

5.

The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

6.

The Units, upon receipt by the Company and the Guarantor (to the extent applicable) of such lawful consideration thereof as the Boards (to the extent applicable) (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company and the Guarantor (to the extent applicable) under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

The opinions expressed above are limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Securities appearing under the caption “Validity of the Securities” in the Base Prospectus forming part of the Registration Statement or any Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

White & Case LLP

DN : VM : KK : CG